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Exhibit 23.1

Consent of Independent Auditors

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of FreewillPC.com, Inc. of my report dated April 15, 2002 contained in FreewillPC.com, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2001.

/s/ J.S. OSBORN, P.C.
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Dallas, Texas
May 23, 2002